SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 17, 2007

SK REALTY VENTURES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-114931	76-0747086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
585 Stewart Avenue Suite 760 Garden City, NY 11530 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 683-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 17, 2007, Richard Miller, Alkhalifa Capital Corporation, LLC and SK Realty Ventures, Inc. (the “Registrant” or the “Company”) entered into a Stock Purchase Agreement, which provides for Mr. Miller’s sale of 10,000,000 shares of the Registrant’s common stock (“the Shares”) to Alkhalifa Capital Corporation, LLC (the “Agreement”). Shaikh Isa Mohamed Isa Alkhalifa is the sole member of Alkhalifa Capital Corporation, LLC. The purchase price of the Shares is $210,000, $50,000 of which was paid on May 24, 2007. The Agreement contains certain representations and warranties made by the Registrant for the benefit of the purchaser. Richard Miller is the Registrant’s Chief Executive Officer/President/Chief Financial Officer/Sole Director/Majority Shareholder.

Item 9.01 — Financial Statements and Exhibits

(c)    Exhibits

Exhibit	Description
10.1	Stock Purchase Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2007	SK Realty Ventures, Inc.
(Registrant)

/s/ Richard Miller
Richard Miller, Chief Executive Officer and Chief Financial Officer